Schedule 14A Information required in proxy statement.
                         Schedule 14A Information
        Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )


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TCW/DW Term Trust 2002 . . . . . . . . . . . . . . . . . . . . .
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

                            TCW/DW TERM TRUST 2002

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER 20, 1995

   The Annual Meeting of Shareholders of TCW/DW TERM TRUST 2002 (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held in the Conference Center, Forty-Fourth Floor, 2 World Trade Center, New York, New York 10048, on December 20, 1995, at 10:00 a.m., New York City time, for the following purposes:

       1. To elect five (5) Trustees, three (3) Trustees to serve until the 1998 Annual Meeting, and two (2) to serve until the 1997 Annual Meeting, or in each case, until their successors shall have been elected and qualified;

       2. To approve or disapprove continuance of the currently effective Investment Advisory Agreement between the Trust and TCW Funds Management, Inc.;

       3. To ratify or reject the selection of Price Waterhouse LLP as the Trust's independent accountants for the fiscal year ending September 30, 1996;

       4. Shareholder proposal to amend the Trust's Declaration of Trust to require each Trustee, within thirty days of election, to become a shareholder of the Trust; and

       5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   Shareholders of record as of the close of business on October 26, 1995 are entitled to notice of and to vote at the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose.

   In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 2 and will vote against any such adjournment those proxies required to be voted against that proposal.

                                                     SHELDON CURTIS,
                                                        Secretary

November 8, 1995
New York, New York

                                  IMPORTANT
  YOU CAN HELP THE TRUST AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            TCW/DW TERM TRUST 2002
               TWO WORLD TRADE CENTER, NEW YORK, NEW YORK 10048

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                              DECEMBER 20, 1995

   This statement is furnished in connection with the solicitation of proxies by the Trustees of TCW/DW TERM TRUST 2002 (the "Trust") for use at the Annual Meeting of Shareholders of the Trust to be held on December 20, 1995, and at any adjournments thereof.

   If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted for each of the nominees for election as Trustee and in favor of Proposals 2, 3 and against Proposal 4 as set forth in the Notice of Annual Meeting of Shareholders. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation, execution and delivery of a later dated proxy to the Secretary of the Trust, or attendance and voting at the Annual Meeting of Shareholders.

   Shareholders as of the close of business on October 26, 1995, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, are entitled to one vote for each share held and a fractional vote for a fractional share. On October 26, 1995 there were 48,801,940 shares of beneficial interest of the Trust outstanding, all with $0.01 par value. No person was known to own as much as 5% of the outstanding shares of the Trust on that date. The Trustees and Officers of the Trust, together, owned less than 1% of the Trust's outstanding shares on that date. The percentage ownership of shares of the Trust changes from time to time depending on purchases and sales by shareholders and the total number of shares outstanding.

   The cost of soliciting proxies for this Annual Meeting of Shareholders, consisting principally of printing and mailing expenses, will be borne by the Trust. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Trustees, officers and regular employees of the Trust, Dean Witter Services Company Inc. ("DWSC" or the "Manager") or its parent company, Dean Witter InterCapital Inc. ("InterCapital"), without special compensation therefor. The first mailing of this proxy statement is expected to be made on or about November 8, 1995.

                           (1) ELECTION OF TRUSTEES

   The number of Trustees has currently been fixed by the Trustees, pursuant to the Trust's Declaration of Trust, at ten. There are currently ten Trustees, three of whom (Richard M. DeMartini, Paul Kolton and Thomas E. Larkin, Jr.) are standing for election at this Meeting to serve until the 1998 Annual Meeting and two of whom (John L. Schroeder and Marc I. Stern) are standing for election at this Meeting to serve until the 1997 Annual Meeting, in accordance with the Trust's Declaration of Trust.

   Six of the current ten Trustees (John C. Argue, John R. Haire, Manuel H. Johnson, Paul Kolton, Michael E. Nugent and John L. Schroeder) are Independent Trustees, that is, Trustees who are not "interested persons" of the Trust, as that term is defined in the Investment Company Act of 1940, as amended (the "Act"). The nominees for election as Trustees of the Trust have been proposed by the Trustees now serving or, in the case of the nominees for positions as Independent Trustees, by the Independent Trustees now serving. Messrs. Schroeder and Stern were elected by the Trustees of the Trust at a meeting of the Trustees held on April 20, 1995. All of the other Trustees were previously elected by the Shareholders of the Trust.

   The Board of Trustees has two committees, an Audit Committee and a Committee of the Independent Trustees, consisting, in both cases, of the Independent Trustees of the Trust. Mr. Kolton serves as the Chairman of both Committees. There are no nominating or compensation committees of the Trustees.

   The functions of the Audit Committee are: recommendation to the Trustees of the engagement or discharge of the independent accountants; direction and supervision of investigations into matters within the scope of the independent accountants' duties, including the power to retain outside specialists; review with the independent accountants of the audit plan and results of the auditing engagement; approval of each professional service provided by the independent accountants prior to the performance of such service; review of the independence of the independent accountants; consideration of the range of audit and nonaudit fees; and review of the adequacy of the Trust's system of internal accounting controls; advice to the independent accountants and personnel of management that they have direct access to the Committee at all times; and preparation and submission of Committee meeting minutes to the full Board.

   The functions of the Committee of the Independent Trustees are: recommendation to the full Board of approval of any management, advisory and/or administration agreements; recommendation to the full Board of any underwriting and/or distribution agreements; review of the fidelity bond and premium allocation; review of errors and omissions, uncollectible items of deposit and any other joint insurance policies and premium allocation; review of, and monitoring of compliance with, procedures adopted pursuant to certain rules promulgated under the Act and such other duties as the Independent Trustees shall, from time to time, conclude are necessary to carry out their duties under the Act.

   The nominees of the Board of Trustees for election as Trustees are listed below. It is the intention of the persons named in the enclosed form of proxy to vote the shares represented by them for the election of these nominees:
Richard M. DeMartini, Paul Kolton, Thomas E. Larkin, Jr., John L. Schroeder and Marc I. Stern. Should any of the nominees become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board of Trustees may recommend. All of the nominees have consented to being named in this proxy statement and to serve if elected. The Trust knows no reason why said nominees would be unable or unwilling to accept nomination or election. Trustees will be elected by a plurality of the votes cast at the meeting. Abstentions and broker "non-votes" will have the same effect as a vote against the proposal.

   Pursuant to the provisions of the Trust's Declaration of Trust, the nominees for election as Trustees are divided into three separate classes, each class having a term of three years. The term of office of one of each of the three classes will expire each year.

   The Board of Trustees has determined that the nominees for election as Trustee shall be standing for election as Trustee in each of the three classes of Trustee as follows: Class I--Messrs. Haire, Johnson, Schroeder and Stern; Class II--Messrs. DeMartini, Kolton and Larkin; and Class III--Messrs. Argue, Fiumefreddo and Nugent. Each nominee will, if elected, serve a term of up to approximately three years running for the period assigned to that class and terminating at the date of the Annual Meeting of Shareholders so designated by the Board of Trustees, or any adjournment thereof. As a consequence of this method of election, the replacement of a majority of the Board could be delayed for up to two years. In accordance with the above, the Trustees in Class II are standing for election at this Meeting and, if elected, will serve until the 1998 Annual Meeting or until their successors shall have been elected and qualified and two Trustees in Class I are standing for election at the Meeting and, if elected, will serve until the 1997 Annual Meeting, or until their successors shall have been elected and qualified.

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

   The following information regarding each of the nominees for election as Trustee includes his principal occupations and employment for at least the last five years, his age, shares of the Trust owned, if any, as of October 26, 1995 (shown in parentheses), positions with the Trust, and directorships (or trusteeships) in other companies which file periodic reports with the Securities and Exchange Commission, including the 13 investment companies, including the Trust, for which TCW Funds Management, Inc. serves as investment adviser (the "Investment Adviser" or the "Adviser"), and InterCapital's wholly-owned subsidiary Dean Witter Services Company Inc. ("DWSC") serves as manager (referred to herein as the "TCW/DW Funds"), and the 80 investment companies for which InterCapital serves as investment manager or investment adviser (referred to herein as the "Dean Witter Funds").

   The nominees for Trustee to be elected at this Meeting are:

   RICHARD M. DeMARTINI,* Trustee since January, 1993; age 43; President and Chief Operating Officer of Dean Witter Capital, a division of Dean Witter Reynolds Inc. ("DWR") (since January, 1989); Executive Vice President of Dean Witter, Discover & Co. ("DWDC") and member of the DWDC Management Committee; Director of Dean Witter Services Company Inc. ("DWSC"), Dean Witter Distributors Inc. ("Distributors"), InterCapital and DWR; Trustee of the TCW/DW Funds; Member (since January, 1993) and Chairman (since January, 1995) of the Board of Directors of NASDAQ; formerly President and Chief Operating Officer of the Consumer Banking Division of DWDC.

   PAUL KOLTON, Trustee since September, 1992; age 72; Director or Trustee of the Dean Witter Funds; Chairman of the Audit Committee and Chairman of the Committee of the Independent Trustees and Trustee of the TCW/DW Funds; formerly Chairman of the Financial Accounting Standards Advisory Council and Chairman and Chief Executive Officer of the American Stock Exchange; Director of UCC Investors Holding Inc. (Uniroyal Chemical Company, Inc.); director or trustee of various not-for-profit organizations.

   THOMAS E. LARKIN, Jr.,* Trustee since September, 1992; age 56; Executive Vice President, The TCW Group, Inc.; President and Director of Trust Company of the West; Vice Chairman and Director of TCW Asset Management Company; Chairman of the Adviser; Vice Chairman of the Advisory Council for the College of Business Administration of the University of Notre Dame; Director of the California Pediatric and Family Medicine Center; President and Director of TCW Galileo Funds, Inc.; Senior Vice President of TCW Convertible Securities Fund, Inc.; President and Trustee of the TCW/DW Funds.

   JOHN L. SCHROEDER, Trustee since April, 1995; age 65; Director or Trustee of the Dean Witter Funds; Trustee of the TCW/DW Funds; Director of Citizens Utilities Company; formerly Executive Vice President and Chief Investment Officer of The Home Insurance Company (August, 1991-September, 1995); Chairman and Chief Investment Officer of Axe-Houghton Management and the Axe-Houghton Funds (April, 1983-June, 1991) and President of USF&G Financial Services, Inc. (June, 1990-June, 1991).

   MARC I. STERN,* Trustee since April, 1995; age 51; President, The TCW Group Inc. (since May 1992); President and Director of the Adviser (since May, 1992); Vice Chairman and Director of TCW Asset Management Company (since May, 1992); Executive Vice President and Director of Trust Company of the West; Chairman and Director of TCW Galileo Funds, Inc.; Trustee of the TCW/DW Funds; Chairman of TCW Americas Development, Inc. (since November, 1990). Chairman of TCW Asia, Limited (since January, 1993); Chairman of TCW London International, Limited (since March, 1993); formerly President of SunAmerica, Inc. (financial services company) (December, 1988 to June, 1990).

---------------
* Messrs. DeMartini, Fiumefreddo, Larkin and Stern may be deemed "interested persons" of the Trust and/or its Investment Adviser as defined in Section 2(a)(19) of the Act, due to their affiliation with the Investment Adviser or Manager and/or their affiliated companies.
                                4

   The Trustees who are not standing for reelection at the Meeting are:

   JOHN C. ARGUE, Trustee since September, 1992; age 63; Of Counsel, Argue Pearson Harbison & Myers (law firm); Director, Avery Dennison Corporation (manufacturer of self-adhesive products and office supplies) and CalMat Company (producer of aggregates, asphalt and ready mixed concrete); Chairman, Rose Hills Memorial Park (cemetery); advisory director, LAACO Ltd. (owner and operator of private clubs and real estate); director or trustee of various business and not-for-profit corporations; Director, TCW Galileo Funds, Inc.; Trustee, University of Southern California, Occidental College and Pomona College; Trustee of the TCW/DW Funds.

   CHARLES A. FIUMEFREDDO,* Trustee since August, 1992; age 62; Chairman, Chief Executive Officer and Director of InterCapital, DWSC and Distributors; Executive Vice President and Director of DWR; Chairman, Director or Trustee, President and Chief Executive Officer of the investment companies of which InterCapital serves as investment manager (or as adviser and administrator) (the "Dean Witter Funds"); Chairman, Chief Executive Officer and Trustee of the TCW/DW Funds; Chairman and Director of Dean Witter Trust Company ("DWTC"); formerly Executive Vice President and Director of DWDC (until February, 1993); Director and/or officer of various DWDC subsidiaries.

   JOHN R. HAIRE, Trustee since September, 1992; age 70; Chairman of the Audit Committee and Chairman of the Committee of the Independent Directors or Trustees and Director or Trustee of the Dean Witter Funds; Trustee of the TCW/DW Funds; formerly President, Council for Aid to Education (1978-1989) and Chairman and Chief Executive Officer of Anchor Corporation, an investment adviser (1964-1978); Director of Washington National Corporation (insurance).

   DR. MANUEL H. JOHNSON, Trustee since September, 1992; age 46; Senior Partner, Johnson Smick International, Inc., a consulting firm (since June,
1985); Koch Professor of International Economics and Director of the Center for Global Market Studies at George Mason University (since September, 1990); Co-Chairman and a founder of the Group of Seven Council (G7C), an international economic commission (since September, 1990); Director or Trustee of the Dean Witter Funds; Trustee of the TCW/DW Funds; Director of NASDAQ (since June, 1995); Director of Greenwich Capital Markets, Inc. (broker-dealer); formerly Vice Chairman of the Board of Governors of the Federal Reserve System (February, 1986-August, 1990) and Assistant Secretary of the U.S. Treasury (1982-1986).

   MICHAEL E. NUGENT, Trustee since September, 1992; age 59; General Partner, Triumph Capital, L.P., a private investment partnership (since April, 1988); Director or Trustee of the Dean Witter Funds; Trustee of the TCW/DW Funds; formerly Vice President, Bankers Trust Company and BT Capital Corporation (1984-1988); Director of various business organizations.

   The executive officers of the Trust are: Sheldon Curtis, Vice President, Secretary and General Counsel; Robert M. Scanlan, Vice President; David A. Hughey, Vice President; Robert S. Giambrone, Vice President; Philip A. Barach, Vice President, Jeffrey E. Gundlach, Vice President; Frederick H. Horton, Vice President; and Thomas F. Caloia, Treasurer. In addition, Marilyn
K. Cranney, Barry Fink, Lou Anne D. McInnis, Ruth Rossi and Carsten Otto serve as Assistant Secretaries. Mr. Curtis is 63 years old and is currently Senior Vice President, Secretary and General Counsel of InterCapital and DWSC and Assistant Secretary of DWR; he is also Senior Vice President, Assistant Secretary and Assistant General Counsel of Distributors and Senior Vice President and Secretary of DWTC. He has been an employee of InterCapital or DWR, a broker-dealer affiliate of InterCapital, for over five years. Mr. Scanlan is 59 years old and is currently President and Chief Operating Officer of InterCapital (since March, 1993) and DWSC; he is also Executive Vice President of Distributors and Executive Vice President and Director of DWTC. He was previously Executive Vice President of InterCapital and prior thereto was Chairman of Harborview Group Inc. Mr. Hughey is 64 years old and is currently

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

Executive Vice President and Chief Administrative Officer of InterCapital and DWSC; he is also Executive Vice President and Chief Administrative Officer of Distributors and DWTC as well as a Director of DWTC. He was previously President of DWTC (October, 1989-March, 1993). He has been an employee of InterCapital or DWR for over five years. Mr. Giambrone is 42 years old and is currently Senior Vice President of InterCapital, DWSC, Distributors and DWTC (since August, 1995). He was formerly a partner of KPMG Peat Marwick, LLP. Mr. Barach is 43 years old and is currently a Managing Director of Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc. Mr. Gundlach is 35 years old and is currently a Managing Director of Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc. Both Messrs. Barach and Gundlach have been associated with The TCW Group, Inc. and/or its subsidiaries for over five years. Mr. Horton is 37 years old and is currently a Managing Director of Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc. He was previously a senior portfolio manager for Dewey Square Investors (June 1991-September 1993) and prior thereto was a senior portfolio manager for the Putnam Companies. Mr. Caloia is 48 years old and is currently First Vice President and Assistant Treasurer of InterCapital and DWSC. He has been an employee of InterCapital or DWR for over five years.

BOARD OF TRUSTEES; RESPONSIBILITIES AND COMPENSATION OF INDEPENDENT TRUSTEES

   As mentioned above, the Trust is one of the TCW/DW Funds, a group of investment companies for which TCW Funds Management, Inc. serves as Investment Adviser and Dean Witter Services Company Inc. as Manager. As of the date of this proxy statement, there are a total of 13 TCW/DW Funds. As of September 30, 1995, the TCW/DW Funds had total net assets of approximately $4.2 billion and approximately a quarter of a million shareholders.

   The Board of Trustees of each TCW/DW Fund has ten (10) members. Six Trustees, that is, a majority of the total number, have no affiliation or business connection with TCW Funds Management, Inc. or Dean Witter Services Company Inc. or any of their affiliated persons and do not own any stock or other securities issued by DWDC or TCW, the parent companies of Dean Witter Services Company Inc. and TCW Funds Management, Inc., respectively. These are the "disinterested" or "independent" Trustees. The Independent Trustees are the same for each of the TCW/DW Funds. Five of the six Independent Trustees are also Independent Trustees of the Dean Witter Funds. As of the date of this proxy, there are a total of 80 Dean Witter Funds. Four of the TCW/DW Funds' Trustees, that is, the management Trustees, are affiliated with either Dean Witter Services Company Inc. or TCW. Three of the four management Trustees are the same for each of the TCW/DW Funds.

   As noted in a federal court ruling, "[T]he independent directors . . . are expected to look after the interests of shareholders by 'furnishing an independent check upon management,' especially with respect to fees paid to the investment company's sponsor." In addition to their general "watchdog" duties, the Independent Trustees are charged with a wide variety of responsibilities under the Act. In order to perform their duties effectively, the Independent Trustees are required to review and understand large amounts of material, often of a highly technical and legal nature.

   The TCW/DW Funds seek as Independent Trustees individuals of distinction and experience in business and finance, government service, law or academia; that is, people whose advice and counsel are valuable and in demand by others and for whom there is often competition. To accept a position on the Funds' Boards, such individuals may reject other attractive assignments because of the demands made on their time by the Funds. Indeed, to serve on the Funds' Boards, certain Trustees who would be qualified and in demand to serve on bank boards would be prohibited by law from serving at the same time as a director of a national bank and as a Trustee of a Fund.

   The Independent Trustees are required to select and nominate individuals to fill any Independent Trustee vacancy on the Board of any Fund that has a Rule 12b-1 plan of distribution. Since most of the TCW/DW Funds have such a plan, and since all of the Funds' Boards have the same independent members, who comprise a majority of each Board, the Independent Trustees effectively control the selection of other Independent Trustees of all the TCW/DW Funds.

GOVERNANCE STRUCTURE OF THE TCW/DW FUNDS

   While the regulatory system establishes both general guidelines and specific duties for the Independent Trustees, the governance arrangements from one investment company group to another vary significantly. In some groups the Independent Trustees perform their role by attendance at periodic meetings of the board of directors with study of materials furnished to them between meetings. At the other extreme, an investment company complex may employ a full-time staff to assist the Independent Trustees in the performance of their duties.

   The governance structure of the TCW/DW Funds lies between these two extremes. The Independent Trustees, the Funds' Manager and the Adviser alike believe that these arrangements are effective and serve the interests of the Funds' shareholders. All of the Independent Trustees serve as members of the Audit Committee and the Committee of the Independent Trustees. Three of them also serve as members of the Derivatives Committee.

   The Committee of the Independent Trustees is charged with recommending to the full Board approval of management, advisory and administration contracts, Rule 12b-1 plans and distribution and underwriting agreements, continually reviewing Fund performance, checking on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance, and trading among Funds in the same complex, and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time.

   The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Fund's independent accountants; directing investigations into matters within the scope of the independent accountants' duties, including the power to retain outside specialists; reviewing with the independent accountants the audit plan and results of the auditing engagement; approving professional services provided by the independent accountants and other accounting firms prior to the performance of such services; reviewing the independence of the independent accountants; considering the range of audit and non-audit fees; reviewing the adequacy of the Fund's system of internal controls; advising the independent accountants and management personnel that they have direct access to the Committee at all times; and preparing and submitting Committee meeting minutes to the full Board.

   Finally, the Board of each Fund has established a Derivatives Committee to establish parameters for and oversee the activities of the Fund with respect to derivative investments, if any, made by the Fund.

   Committee meetings are sometimes held away from the offices of the Adviser and the Manager and sometimes in the Boardroom of the Manager. These meetings are held without management directors or officers being present, unless and until they may be invited to the meeting for purposes of furnishing information or making a report. These separate meetings provide the Independent Trustees an opportunity to explore in depth with their own independent legal counsel, independent auditors and other independent consultants, as needed, the issues they believe should be addressed and resolved in the interests of the Funds' shareholders.

   For the fiscal year ended September 30, 1995, the Board of Trustees of the Trust held six meetings, and the Audit Committee, the Committee of the Independent Trustees and the Derivatives Committee of the Trust held three, ten and eight meetings, respectively. No Trustee attended fewer than 75% of the meetings of the Board of Trustees, the Audit Committee, the Committee of Independent Trustees or the Derivatives Committee held while he served in such positions.

DUTIES OF CHAIRMAN OF COMMITTEES

   The Chairman of the Committees is responsible for keeping abreast of regulatory and industry developments and the Funds' operations and management. He screens and/or prepares written materials and identifies critical issues for the Independent Trustees to consider, develops agendas for Committee meetings, determines the type and amount of information that the Committees will need to form a judgment on the issues, and arranges to have the information furnished. He also arranges for the services of independent experts to be provided to the Committees and consults with them in advance of meetings to help refine reports and to focus on critical issues. Members of the Committees believe that the person who serves as Chairman of all three Committees and guides their efforts is pivotal to the effective functioning of the Committees.

   The Chairman of the Committees also maintains continuous contact with the Funds' management, with independent counsel to the Independent Trustees and with the Funds' independent auditors. He arranges for a series of special meetings involving the annual review of investment advisory, management and other operating contracts of the Funds and, on behalf of the Committees, conducts negotiations with the Adviser and the Manager and other service providers. In effect, the Chairman of the Committees serves as a combination of chief executive and support staff of the Independent Trustees.

   The Chairman of the Committees is not employed by any other organization and devotes his time primarily to the services he performs as Committee Chairman and Independent Trustee of the TCW/DW Funds and as an Independent Trustee of the Dean Witter Funds. The current Committee chairman has had a combined total of more than 35 years experience in the securities, financial and investment company industries. He has served as Chairman and Chief Executive of the American Stock Exchange, Inc. and Chairman of the Financial Accounting Standards Advisory Council.

VALUE OF HAVING SAME INDIVIDUALS AS INDEPENDENT TRUSTEES FOR ALL TCW/DW FUNDS

   The Independent Trustees and the Fund's management believe that having the same Independent Trustees for each of the TCW/DW Funds in the best interests of all the Fund's shareholders. This arrangement avoids the duplication of effort that would arise from having different groups of individuals serving as Independent Trustees for each of the Funds or even of sub-groups of Funds. It is believed that having the same individuals serve as Independent Trustees of all the Funds tends to increase their knowledge and expertise regarding matters which affect the Fund complex generally and enhances their ability to negotiate on behalf of each fund with the Fund's service providers. This arrangement also precludes the likelihood of separate groups of Independent Trustees arriving at conflicting decisions regarding operations and management of the Funds and avoids the cost and confusion that would likely ensue. Finally, it is believed that having the same Independent Trustees serve on all Fund Boards enhances the ability of each Fund to obtain, at modest cost to each separate Fund, the services of Independent Trustees, and a Chairman of their Committees, of the caliber, experience and business acumen of the individuals who serve as Independent Trustees of the TCW/DW Funds.

COMPENSATION OF INDEPENDENT TRUSTEES

   The Trust pays each Independent Trustee an annual fee of $3,000 ($3,500 prior to October 1, 1995) plus a per meeting fee of $250 ($350 prior to October 1, 1995) for meetings of the Board of Trustees or committees of the Board of Trustees attended by the Trustee (the Trust pays the Chairman of the Audit Committee an annual fee of $1,200 and pays the Chairman of the Committee of the Independent Trustees an additional annual fee of $2,400, in each case inclusive of the Committee meeting fees). The Trust also reimburses such Trustees for travel and other out-of-pocket expenses incurred by them in connection with attending such meetings. Trustees and officers of the Trust who are or have been employed by the Manager or the Adviser or an affiliated company of either receive no compensation or expense reimbursement from the Trust.

   The following table illustrates the compensation paid to the Trust's Independent Trustees by the Trust for the fiscal year ended September 30, 1995. Mr. Schroeder was elected as a Trustee of the Trust on April 20, 1995.

                              TRUST COMPENSATION

                                AGGREGATE
                               COMPENSATION
NAME OF INDEPENDENT TRUSTEE   FROM THE TRUST
---------------------------  --------------
John C. Argue .............. $6,175
John R. Haire ..............  6,475
Dr. Manuel H. Johnson  .....  7,925
Paul Kolton ................  8,725*
Michael E. Nugent ..........  7,575
John L. Schroeder ..........  3,718

   * Of Mr. Kolton's compensation from the Trust, $3,600 is paid to him as Chairman of the Committee of the Independent Trustees ($2,400) and as Chairman of the Audit Committee ($1,200).

   The following table illustrates the compensation paid to the Trust's Independent Trustees for the calendar year ended December 31, 1994 for services to the 13 TCW/DW Funds and, in the case of Messrs. Haire, Johnson, Kolton, Nugent and Schroeder, the 73 Dean Witter Funds that were in operation at December 31, 1994, and, in the case of Mr. Argue, TCW Galileo Funds, Inc. With respect to Messrs. Haire, Johnson, Kolton, Nugent and Schroeder, the Dean Witter Funds are included solely because of a limited exchange privilege between various TCW/DW Funds and five Dean Witter Money Market Funds. With respect to Mr. Argue, TCW Galileo Funds, Inc. is included solely because the Trust's Adviser, TCW Funds Management, Inc., also serves as Adviser to that investment company.

                      CASH COMPENSATION FROM FUND GROUPS

                                                                                    FOR SERVICE AS       TOTAL CASH
                                                 FOR SERVICE AS                      CHAIRMAN OF      COMPENSATION FOR
                               FOR SERVICE AS      DIRECTOR OR                      COMMITTEES OF    SERVICES TO 73 DEAN
                                TRUSTEE AND        TRUSTEE AND     FOR SERVICE AS    INDEPENDENT      WITTER FUNDS, 13
                              COMMITTEE MEMBER  COMMITTEE MEMBER    DIRECTOR OF       DIRECTORS/      TCW/DW FUNDS AND
                                OF 13 TCW/DW    OF 73 DEAN WITTER   TCW GALILEO      TRUSTEES AND    TCW GALILEO FUNDS,
NAME OF INDEPENDENT TRUSTEE        FUNDS              FUNDS         FUNDS, INC.    AUDIT COMMITTEES         INC.
---------------------------  ----------------  -----------------  --------------  ----------------  -------------------
John C. Argue .............. $63,250              --              $37,000                 --        $100,250
John R. Haire ..............  66,950           $101,061                  --       $225,563**         393,574
Dr. Manuel H. Johnson  .....  60,750            122,461                  --               --         183,211
Paul Kolton ................  51,850            128,961                  --       34,200***          215,011
Michael E. Nugent ..........  52,650            115,761                  --               --         168,411
John L. Schroeder ..........    --               85,938                  --               --          85,938

---------------
    **  For the 73 Dean Witter Funds.

   ***  For the 13 TCW/DW Funds.

   As of the date of this proxy, the aggregate number of shares of beneficial interest of the Trust owned by the Trust's officers and Trustees as a group was less than 1 percent of the Trust's shares of beneficial interest outstanding.

              (2) APPROVAL OR DISAPPROVAL OF CURRENTLY EFFECTIVE
                             MANAGEMENT AGREEMENT

   The Trust's investments are managed by TCW Funds Management, Inc. (referred to herein as the "Investment Adviser"), pursuant to an Investment Advisory Agreement dated November 20, 1992 (referred to herein as the "Advisory Agreement").

THE ADVISORY AGREEMENT

   The Advisory Agreement was initially approved by the Board of Trustees of the Trust, including all of the Independent Trustees, at a meeting held on September 24, 1992, and was approved by DWR, the then sole shareholder of the Trust, on November 19, 1992. The Trust's Shareholders last approved the continuance of the Advisory Agreement at their Annual Meeting on December 22, 1994. In the event shareholders do not approve continuance of the Advisory Agreement by the required majority vote at the forthcoming meeting or an adjournment thereof, the Board of Trustees of the Trust will take such action as it deems to be in the best interest of the Trust and its shareholders, which may include calling a special meeting of shareholders to vote on a new investment advisory agreement or continuance of the present Advisory Agreement until the next Annual Meeting of Shareholders.

   In considering whether or not to approve the Advisory Agreement, the Board of Trustees reviewed the terms of the agreement and considered all materials and information deemed relevant to its determination. Among other things, the Board considered the nature and scope of services to be rendered, the quality of the Adviser's services and personnel, and the appropriateness of the fees that are paid under the Advisory Agreement. Based upon its review, the Board of Trustees, including all of the Independent Trustees, determined that the approval of the Advisory Agreement was in the best interests of the Trust and its shareholders.

   The favorable vote of a majority of the outstanding voting securities of the Trust is required for the approval of the Advisory Agreement. Such a majority is defined in the Act as the lesser of (a) 67% or more of the shares present at the Meeting, if the holders of more than 50% of the outstanding shares of the Trust are present or represented by proxy, or (b) more than 50% of the outstanding shares.

   THE BOARD OF TRUSTEES, INCLUDING THE MAJORITY OF THE INDEPENDENT TRUSTEES, RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE ADVISORY AGREEMENT.

THE ADVISORY AGREEMENT

   The Advisory Agreement provides that the Investment Adviser shall continuously invest the assets of the Trust in a manner consistent with the Trust's investment objectives. The Investment Adviser obtains and evaluates such information and advice relating to the economy, securities markets and specific securities as it considers necessary or useful to continuously manage the assets of the Trust in a manner consistent with its investment objectives and policies. In addition, the Investment Adviser pays the compensation of all personnel, including officers of the Trust, who are its employees. The Investment Adviser has authority to place orders for the purchase and sale of portfolio securities on behalf of the Trust without prior approval of its Trustees. The Trustees review the investment portfolio at their regular meetings.

   Under the Advisory Agreement, the Trust is obligated to bear all of the costs and expenses of its operation, except those specifically assumed by the Investment Adviser or the Manager, including, without limitation:

charges and expenses of any registrar, custodian or depository appointed by the Trust for the safekeeping of its cash, portfolio securities or commodities and other property, and any stock transfer or dividend agent or agents appointed by the Trust; brokers' commissions chargeable to the Trust in connection with portfolio securities transactions to which the Trust is a party; all taxes, including securities or commodities issuance and transfer taxes, and fees payable by the Trust to Federal, state or other governmental agencies; costs and expenses of engraving or printing of certificates representing shares of the Trust; all costs and expenses in connection with registration and maintenance of registration of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the costs and expense of preparation, printing, including typesetting, and distributing prospectuses for such purposes; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees or members of any advisory board or committee who are not employees of the Trust's Manager or Investment Adviser or any of their corporate affiliates; all expenses incident to the payment of any dividend or distribution program; charges and expenses of any outside pricing services; charges and expenses of legal counsel, including counsel to the Independent Trustees of the Trust, and independent accountants in connection with any matter relating to the Trust (not including compensation or expenses of attorneys employed by the Trust's Manager or Investment Adviser); membership dues of industry associations; interest payable on Trust borrowings; fees and expenses incident to the listing of the Trust's shares on any stock exchange; postage; insurance premiums on property or personnel (including officers and Trustees) of the Trust which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims, liabilities, litigation costs and any indemnification related thereto); and all other charges and costs of the Trust's operations unless otherwise explicitly provided in the Advisory Agreement.

   The Advisory Agreement had an initial term ending April 30, 1994 and the Advisory Agreement provides that, after this period, it will continue in effect from year to year thereafter provided such continuance is approved at least annually by vote of a majority, as defined in the Act, of the outstanding voting securities of the Trust or by the Trustees of the Trust, and, in either event, by the vote cast in person by a majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" of any such party (as defined in the Act) at a meeting called for the purpose of voting on such approval. The Advisory Agreement's continuation, until April 30, 1996 was approved by the Trustees, including a majority of the Independent Trustees at a meeting held on April 20, 1995, called for the purpose of approving the Advisory Agreement.

   The Advisory Agreement also provides that it may be terminated at any time by the Investment Adviser, the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, in each instance without the payment of any penalty, on thirty days' notice and will automatically terminate upon any assignment.

   In return for its investment services and the expenses which the Investment Adviser assumes under the Advisory Agreement, the Trust pays the Investment Adviser compensation which is computed weekly and payable monthly and which is determined by applying the annual rate of 0.26% to the Trust's average weekly net assets. Pursuant to the Advisory Agreement, the Trust accrued to the Investment Adviser total compensation of $1,069,311 during the fiscal year ended September 30, 1995. The net assets of the Trust totalled $447,044,972 at September 30, 1995.

INVESTMENT ADVISER

   TCW Funds Management, Inc. (the "Adviser") is the Trust's investment adviser. The Adviser, a California corporation, is a wholly-owned subsidiary of The TCW Group, Inc. (formerly TCW Management Company) ("The TCW Group"), a Nevada corporation, whose direct and indirect subsidiaries, including Trust Company of the West and TCW Asset Management Company, provide a variety of trust, investment management and investment advisory services. As of September 30, 1995, the Adviser and its affiliates had approximately $50 billion under management or committed to management. The Adviser is headquartered at 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

   The Principal Executive Officers and Directors of the Adviser, and their principal occupations, are:

   Thomas E. Larkin, Jr., Chairman, Marc I. Stern, President and Alvin R. Albe, Jr., Executive Vice President. Mr. Robert A. Day may be deemed to be a control person of the Adviser by virtue of the aggregate ownership of Mr. Day and his family of more than 25% of the outstanding voting stock of The TCW Group, Inc. The principal occupations of Messrs. Larkin and Stern are described in the preceding tables. Mr. Albe is an Executive Vice President of The TCW Group, Inc.

   The business address of the foregoing Directors and Executive Officers is 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

   The appendix lists the investment companies for which the Adviser provides investment advisory or sub-advisory services and which have similar investment objectives to that of the Trust, and sets forth the net assets and fees payable by such investment companies, including the Trust.

MANAGER

   Dean Witter Services Company Inc. ("DWSC") is the Trust's Manager. DWSC, which maintains its offices at Two World Trade Center, New York, New York 10048, is a wholly-owned subsidiary of Dean Witter InterCapital Inc. ("InterCapital"). InterCapital maintains its offices at Two World Trade Center, New York, New York 10048. InterCapital, which was incorporated in July, 1992, is a wholly-owned subsidiary of Dean Witter, Discover & Co. ("DWDC"), a balanced financial services organization providing a broad range of nationally marketed credit and investment products. In an internal reorganization which took place in January, 1993, InterCapital assumed the investment advisory, management and administrative activities previously performed by the InterCapital Division of DWR.

   As the Trust's Manager, DWSC receives from the Trust compensation which is computed weekly and payable monthly and which is determined by applying the annual rate of 0.39% to the Trust's weekly net assets. For the fiscal year ended September 30, 1995, the Trust accrued to DWSC, pursuant to a Management Agreement, total compensation of $1,603,966.

   The Principal Executive Officers and Directors of InterCapital, and their principal occupations, are:

   Philip J. Purcell, Chairman of the Board of Directors and Chief Executive Officer of DWDC and DWR and Director of InterCapital, DWSC and Distributors; Richard M. DeMartini, President and Chief Operating Officer of Dean Witter Capital, Executive Vice President of DWDC and Director of DWR, Distributors, InterCapital, DWSC and DWTC; James F. Higgins, President and Chief Operating Officer of Dean Witter Financial, Executive Vice President of DWDC and Director of DWR, Distributors, InterCapital, DWSC and DWTC; Charles A. Fiumefreddo, Executive Vice President and Director of DWR, Chairman of the Board of Directors, Chief Executive Officer and Director of InterCapital, DWSC and Distributors and Chairman of the Board of Directors and Director of DWTC; Christine A. Edwards, Executive Vice President, Secretary and General Counsel of DWDC, Executive Vice President, Secretary, General Counsel and Director of DWR, Executive Vice President, Secretary, Chief Legal Officer and Director of Distributors, and a Director of InterCapital and DWSC; and Thomas
C. Schneider, Executive Vice President and Chief Financial Officer of DWDC and Executive Vice President, Chief Financial Officer and Director of DWR, Distributors, InterCapital and DWSC.

   The business address of the foregoing Directors and Executive Officer is Two World Trade Center, New York, New York 10048.

   InterCapital and DWSC serve in various investment management, advisory, management and administrative capacities to investment companies and pension plans and other institutional and individual investors.

   DWDC has its offices at Two World Trade Center, New York, New York 10048. There are various lawsuits pending against DWDC involving material amounts which, in the opinion of its management, will be resolved with no material effect on the consolidated financial position of the company.

   During the fiscal year ended September 30, 1995, the Trust accrued to Dean Witter Trust Company, the Trust's Transfer Agent and an affiliate of the Manager, transfer agency fees of $192,795.

  (3) RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   The Trustees have unanimously selected the firm of Price Waterhouse LLP as the Trust's independent accountants for the fiscal year ending September 30, 1996. Price Waterhouse LLP has been the independent accountants for the Trust since its inception, and has no direct or indirect financial interest in the Trust.

   A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting of Shareholders and will be available to make a statement, if he or she so desires, and to respond to appropriate questions of shareholders.

   The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required for ratification of the selection of Price Waterhouse LLP as the independent accountants for the Trust. Abstentions and broker "non-votes" will have the same effect as a vote against the proposal.

   THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS RATIFY THE SELECTION OF PRICE WATERHOUSE AS THE INDEPENDENT ACCOUNTANTS FOR THE TRUST.

  (4) SHAREHOLDER PROPOSAL TO AMEND THE TRUST'S DECLARATION OF TRUST TO REQUIRE EACH TRUSTEE, WITHIN THIRTY DAYS OF ELECTION,
                     TO BECOME A SHAREHOLDER IN THE TRUST

   The Trust has been informed by Edwin S. Mullett, 230 East Shore Drive, Lake Toxaway, North Carolina, 28747, a shareholder of record who owned 2,000 shares at November 3, 1995, that he intends to submit the following proposal at the meeting:

       RESOLVED, that the Declaration of Trust be amended to require each Trustee, within thirty days of election, to become a shareholder of the Trust.

   The proponent has requested that the following statement be included in support of his proposal:

       I consider it self-evident that a trustee might be more concerned and interested if he were also an investor in our Trust. Yet, according to the last proxy statement, not one of our trustees owned a single share of the Trust. This proposal would hardly impose a financial hardship since it would cost less than $10 to meet the requirement. It's possible the trustees will consider this proposal a nuisance since they serve on so many different boards. I would respond that perhaps our trustees are spread too thin if they find it a burden to join us as shareholders.

   THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.

THE BOARD OF TRUSTEES RECOMMENDATION

   Mr. Mullet's statement in support of his proposal indicates that ownership of a single share of the Trust would satisfy the proposed ownership requirement "since it would cost less than $10 to meet the requirements." The Trust's Trustees believe that ownership of one share of the Trust would be a meaningless gesture. The Trustees have also considered whether a more meaningful share ownership would be in the best interests of the Trust's shareholders and concluded that it would not be, for several reasons.

   The Trustees believe it is not necessary to own shares of the Trust to act in the best interests of shareholders and that they can carry out their duties and functions diligently and effectively without such ownership. Moreover, the Trust's objectives and policies may not be appropriate for a Trustee's individual financial circumstances and needs and the Trust could be inhibited in its ability to attract Trustees if the available pool consists only of those whose personal financial needs are met by the Trust's objectives and policies.

   The Trustees believe that any share ownership requirement for the Trust should logically be extended to all Funds in the complex. This could be a difficult requirement for Trustees to meet and still serve on all the Boards in the complex. The Trustees believe that action should not be taken which would make it more difficult to maintain a common board because a common board avoids the duplication of effort that would arise from having different groups of individuals serving as Trustees for each of the Funds and avoids the cost and confusion that may arise from different conclusions reached by different boards on the same operations and management issues. In addition, the Independent Trustees believe that having the same Independent Trustees for each of the TCW/DW Funds is in the best interests of all the Funds' shareholders; that serving as Independent Trustees of all Funds tends to increase their knowledge and expertise regarding matters which affect the Fund complex generally and enhances their ability to negotiate on behalf of each Fund with the Fund's service providers. Finally, the Trustees believe that having the same Independent Trustees serve on all Fund Boards enhances the ability of each Fund to obtain, at modest cost to each separate Fund, the services of high caliber Independent Trustees.

   The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required for the approval of the shareholder proposal.

                              ADDITIONAL INFORMATION

   In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 2 and will vote against any such adjournment those proxies required to be voted against that proposal.

                            SHAREHOLDER PROPOSALS

   Proposals of security holders intended to be presented at the next Annual Meeting of Shareholders must be received no later than July 12, 1996 for inclusion in the proxy statement and proxy for that meeting.

   Four purported class action lawsuits have been filed in the Superior Court for the State of California, County of Orange, against some of the Trust's Trustees and officers, one of its underwriters, the lead representative of its underwriters, the Adviser, the Manager and other defendants -- but not against the Trust -- by certain shareholders of the Trust and other trusts for which the defendants act in similar capacities. These plaintiffs generally allege violations of state statutory and common law in connection with the marketing of the Trust to customers of one of the underwriters. Damages, including punitive damages, are sought in an unspecified amount. On or about October 20, 1995, plaintiffs filed an amended complaint consolidating these four actions. No defendant has yet responded.

   Certain of the defendants in these suits have asserted their right to indemnification from the Trust.

   The ultimate outcome of these matters is not presently determinable, and no provision has been made in the Trust's financial statements for the effect, if any, of such matters.

                           REPORTS TO SHAREHOLDERS

   The Trust's most recent Annual Report and its most recent Semi-Annual Report succeeding the Annual Report are available without charge upon request from Adrienne Ryan-Pinto at Dean Witter Trust Company, Harborside Financial Center, Plaza Two, Jersey City, New Jersey 07311 (telephone 1-800-869-NEWS) (toll-free).

                                OTHER BUSINESS

   The management knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is intended that the persons named in the attached form of proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

                                                 By Order of the Trustees

                                                      SHELDON CURTIS
                                                         Secretary

                                                                      APPENDIX

   TCW Funds Management Inc. serves as investment adviser to the Trust as well as investment adviser or sub-adviser to the other investment companies listed below which have similar investment objectives to that of the Trust, with net assets shown as of October 26, 1995.

                                               ANNUAL
                                           MANAGEMENT FEE
                                           AS PERCENT OF
                          NET ASSETS ON     AVERAGE NET
NAME                     OCTOBER 26, 1995      ASSETS
----------------------  ----------------  --------------
TCW/DW Term Trust 2003  $977,548,802      (1)
TCW/DW Term Trust 2002  $450,490,920      (1)
TCW/DW Term Trust 2000  $484,582,252      (2)

---------------
   1.   0.26% of the Trust's weekly net assets.

   2.   0.24% of the Trust's weekly net assets.

                            TCW/DW TERM TRUST 2002
              ANNUAL MEETING OF SHAREHOLDERS--DECEMBER 20, 1995

                                    PROXY

   The undersigned hereby appoints SHELDON CURTIS, ROBERT M. SCANLAN, DAVID
A. HUGHEY, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of TCW/DW Term Trust 2002 on December 20, 1995 at 10:00 a.m., New York City time, and at any adjournment thereof, on the proposals set forth in the Notice of Meeting dated November 8, 1995 as follows:

   THIS PROXY IS SOLICITED BY THE TRUSTEES. IF NO SPECIFICATION IS MADE ON REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR TRUSTEES AND FOR THE PROPOSALS.

   IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

(Continued, and to be dated and signed on reverse side.)

PLEASE MARK BOXES [ ] OR [X] IN BLUE OR BLACK INK.
1. ELECTION OF TRUSTEES:
[ ] FOR ALL NOMINEES                          [ ] WITHHOLD AUTHORITY
    (except as marked to the contrary below)      (to vote for all nominees
                                                   listed below)


Richard M. DeMartini, Paul Kolton, Thomas E. Larkin, Jr., John L. Schroeder, and Marc I. Stern

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
-----------------------------------------------------------------------------
2. APPROVAL OF INVESTMENT ADVISORY AGREEMENT:
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN
3. RATIFICATION OF APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT
   ACCOUNTANTS:
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN
4. SHAREHOLDER PROPOSAL:
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

and in their discretion in the transaction of any other business which may properly come before the meeting.

                                                                        117

                                        Please sign personally. If the share is
                                        registered in more than one name,
                                        each joint owner or each fiduciary
                                        should sign personally. Only authorized
                                        officers should sign for corporations.

                                                        Dated
                                                        ----------------------
                                                        ----------------------
                                                              Signature
                                                        ----------------------
                                                              Signature